Exhibit 99.1

First Quarter 2020 Results Exceed Expectations
Core Business Achieves Strong Operating Margin and Cash Flow Performance

	Net Sales	Operating Income	Earnings Before Interest & Taxes (EBIT)	Diluted Net Income (Loss) Per Share Attributable to CBI (EPS)	Diluted EPS Excluding Canopy
First Quarter Fiscal Year 2020 Financial Highlights (1) | In millions, except per share data
Reported	$2,097	$623	NA	$(1.30)	NA
% Change	2%	—%	NA	(134%)	NA
Comparable	$2,097	$698	$646	$2.21	$2.40
% Change	2%	9%	1%	—%	9%
(1) Definitions of reported and comparable, as well as reconciliations of non-GAAP financial measures, are contained elsewhere in this news release. | NA=Not Applicable
HIGHLIGHTS

•
Generates reported basis EPS of $(1.30) and comparable basis EPS of $2.21, including Canopy Growth equity losses of $0.20. Excluding Canopy Growth equity losses, achieved comparable basis EPS of $2.40 or +9%

•
Recognized $1.6 billion unrealized net gain in reported basis results since initial Canopy investment in November 2017; $828 million decrease in the fair value of Canopy investments was recognized for first quarter

•	Generates $593 million of operating cash flow and $437 million of free cash flow, an increase of 18% and 30%, respectively

•	Wine and Spirits Transaction now expected to close in the second half of calendar 2019

•
Updates fiscal 2020 reported basis EPS outlook to $4.95 - $5.25. Increases comparable basis EPS outlook to $8.65 - $8.95; for guidance purposes assumes close of the Wine and Spirits Transaction at the end of second quarter fiscal 2020

•	Increases fiscal 2020 operating cash flow target to approximately $2.1 billion and free cash flow projection to $1.2 - $1.3 billion due to revised timing for the Wine and Spirits Transaction

•	Declares quarterly cash dividend

”As we kick off fiscal 20, I’m pleased with our strong start to the year. Our wine and spirits transformation strategy is working led by our collection of Power Brands, which delivered industry leading depletion growth of 4% during the quarter. In addition, our iconic beer portfolio continues to be a cornerstone of growth in the U.S. beer industry driven by double-digit depletion growth for Modelo Especial and Corona Premier. We believe these brands, along with our innovation initiatives, will drive our targeted goals for the year.”

NYSE
210.13
OPEN
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GTS Securities
MARKET MAKER
Constellati
Brands

“In Q1, we continued to deliver strong operating results. We achieved operating cash flow growth of almost 20% and increased our EPS and cash flow projections due to the revised timing of the wine and spirits transaction. In addition, the recent revision to the duration of Canopy Growth warrants provides incremental long-term flexibility for cash deployment to shareholders.”

Bill Newlands	David Klein
President and Chief Executive Officer	Chief Financial Officer

Constellation Brands, Inc. Q1 FY2020 Earnings Release	1

beer
	Shipment Volume	Depletion Volume	Net Sales	Operating Income
Three Months Ended | In millions; branded product, 24-pack, 12-ounce case equivalents
May 31, 2019	82.1		$1,477.4	$580.6
May 31, 2018	77.9		$1,375.1	$520.0
% Change	5.4%	6.6%	7.4%	11.7%
HIGHLIGHTS

•	Constellation Beer Business posted 7% depletion growth driven by Modelo Especial, which achieved the top share gainer spot for the entire U.S. beer category with depletion growth of more than 17%.

•	Corona Premier was a “top 10” U.S. beer market share gainer posting double digit depletion growth.

•
Corona Refresca launched nationally in early May and initial distribution gains and supporting marketing initiatives have positioned this brand for success in the flavored malt beverage category during the summer selling season.

•	Shipment volume was higher than expected, and as a result, the beer shipment volume timing benefit at the end of fiscal 2019 is expected to reverse during the remainder of fiscal 2020.

•
Operating margin increased 150 basis points to 39.3%, as benefits from favorable pricing and foreign currency were partially offset by higher transportation and logistics costs.
•
The beer business continues to target 7 - 9% net sales and operating income growth for fiscal 2020.

wine and spirits
	Shipment Volume	Depletion Volume	Net Sales	Operating Income
Three Months Ended | In millions; branded product, 9-liter case equivalents
May 31, 2019	12.4		$619.8	$160.8
May 31, 2018	13.5		$672.0	$167.8
% Change	(8.1%)	(0.7%)	(7.8%)	(4.2%)
HIGHLIGHTS

•
The wine and spirits business transformation strategy is working, led by the Power Brands in the portfolio. The Power Brands generated industry leading depletion growth of 4%. These brands are expected to be key drivers of the business going forward and include consumer favorites like Kim Crawford, Meiomi, and The Prisoner. The Power Brands replace the company’s Focus Brands portfolio.

•	SVEDKA grew depletions 6%, driven by strong velocities across the portfolio bolstered by the new “Bring Your Own Spirit” national advertising campaign and the recently introduced SVEDKA Rosé.

New
VODKA
WITH A WINE
FETISH
Rosé
SVEDKA
VODKA
NEW SVEDKA
VODKA BLENDED
WITH ROSÉ WINE.
SVEDKA
BRING
YOUR OWN
SPIRIT

New Introduction SVEDKA Rosé

● Operating margin increased 90 basis points to 25.9% primarily due to favorable pricing along with lower marketing spend and SG&A costs, partially offset by unfavorable mix.
●   Guidance now assumes the Wine and Spirits Transaction closes at the end of second quarter fiscal 2020. As a result, the wine and spirits business now expects fiscal 2020 net sales and operating income to decline 20 - 25% and 25 - 30%, respectively.

BNP PARIBAS OPEN
KIM CRAWFORD
Rosé
KIM CRAWFORD
Sauvignon Blanc
MARLBOROUGH
SERVE
UP
KIM

Kim Crawford sponsors BNP Paribas Open

Constellation Brands, Inc. Q1 FY2020 Earnings Release	2

OUTLOOK
The table below sets forth management’s current EPS expectations for fiscal 2020 compared to fiscal 2019 actual results, both on a reported basis, a comparable basis, and a comparable basis excluding Canopy equity losses and related activities.

	Reported Basis		Comparable Basis
	FY20 Estimate	FY19 Actual	FY20 Estimate (Excl. Canopy)	FY19 Actual	FY19 Actual (Excl. Canopy)
Fiscal Year Ending February 28/29	$4.95 - $5.25	$17.57	$8.65 - $8.95	$9.28	$9.34
Fiscal Year 2020 Guidance Assumptions: Assumes Wine and Spirits Transaction closes at the end of second quarter fiscal 2020
●  Beer: net sales and operating income growth 7 - 9%
●  Wine and Spirits: net sales decline 20 - 25% and operating income decline 25 - 30%
●  Interest expense: $425 - $435 million; includes incremental interest of $105 million associated with the financing of the 2018 Canopy investment
●  Tax rate: approximately 17%

●  Weighted average diluted shares outstanding: approximately 195 million; assumes no share repurchases for fiscal 2020
●  Operating cash flow: $2.0 - $2.2 billion
●  Capital expenditures: $800 - $900 million, including approximately $600 million targeted for Mexico beer operations expansion activities
●  Free cash flow: $1.2 - $1.3 billion

The reported basis EPS guidance includes the first quarter fiscal 2020 Canopy equity earnings impact. Our guidance does not reflect future changes in the fair value of the company’s investments in Canopy’s warrants and convertible debt securities. Additionally, the company continues to evaluate the future potential equity earnings impact from the Canopy equity method investment and related activities and, as such, these items have been excluded from the guidance assumptions noted above.

The wine and spirits guidance includes the estimated impact from the Wine and Spirits Transaction to sell a portion of the business to E. & J. Gallo Winery for $1.7 billion, subject to closing adjustments (the “Wine and Spirits Transaction”), but excludes any gain or loss. Proceeds from the Wine and Spirits Transaction are expected to be used primarily for the repayment of debt. The Wine and Spirits Transaction is now assumed for guidance to close at the end of second quarter fiscal 2020. The following table presents selected wine and spirits segment financial information included in our historical consolidated financial statements that will no longer be part of our consolidated results after the Wine and Spirits Transaction and first quarter fiscal 2020 summary information for the wine and spirits business to be divested.

Summary Information for Business to be Divested	FY19 Q1	FY19 Q2	FY19 Q3	FY19 Q4	FY20 Q1
(in millions)
Shipment volume (9-liter case equivalents)	~6.6	~7.8	~7.1	~6.9	~6.2
Net sales	~$255	~$299	~$286	~$267	~$240
CAM (gross profit less marketing)	~$86	~$104	~$102	~$97	~$91

The impact of the Wine and Spirits Transaction on fiscal 2020 wine and spirits guidance is as follows:

Reported basis net sales decline	20 - 25%
Reported basis operating income decline	25 - 30%

As a result of the Wine and Spirits Transaction, a cost reduction plan is expected to be implemented for fiscal 2020 and 2021 to address stranded costs. The table below sets forth management’s current estimate of the total annual stranded costs expected from the Wine and Spirits Transaction, and the estimated fiscal year timing of when these costs will be removed from our remaining wine and spirits business. Amounts shown for fiscal 2020 are included in the guidance assumptions noted above.

Stranded costs	$130 million
Fiscal Year 2020 cost reductions	$35 - $55 million
Fiscal Year 2021 cost reductions	$95 - $75 million

Constellation Brands, Inc. Q1 FY2020 Earnings Release	3

BUSINESS OPTIMIZATION INITIATIVES
During the first quarter, the company recognized $72 million of charges that were excluded from comparable basis results in connection with ongoing efforts to gain efficiencies and reduce the cost structure of the business. These charges, which are primarily related to the wine and spirits business, include costs associated with certain write-downs of excess inventory, contract terminations, and organizational structure changes.
CANOPY GROWTH INVESTMENT
Canopy Growth equity earnings for first quarter fiscal 2020 totaled a loss of $106.0 million on a reported basis and a loss of $54.4 million on a comparable basis.
Canopy Growth and Acreage Holdings, Inc. shareholders approved Canopy Growth’s proposed acquisition of Acreage Holdings, Inc., which positions Canopy Growth to enter the U.S. cannabis market once federally permissible. The transaction also results in the extended duration of Canopy Growth warrants held by Constellation, which is expected to result in a material gain during the second quarter fiscal 2020.
QUARTERLY DIVIDEND
On June 27, 2019, Constellation’s board of directors declared a quarterly cash dividend of $0.75 per share of Class A Common Stock and $0.68 per share of Class B Common Stock, payable on August 27, 2019, to stockholders of record as of the close of business on August 13, 2019.

† A copy of this news release, including the attachments and other financial information that may be discussed during the call, will be available on our website cbrands.com under “Investors/Reporting” prior to the call.
AWARDS & RECOGNITION

the BEVERAGE INFORMATION GROUP

GROWTH BRANDS

2019

The Beverage Information Group recognized Constellation Brands’ wine and spirits with nine Growth Brands Awards for calendar year 2018: Casa Noble Tequila, Cooper & Thief, The Prisoner Wine Company, 7 Moons, High West Whiskey, Kim Crawford, Meiomi, Ruffino, and Robert Mondavi Private Selection. All awards are given based on sales from the prior calendar year.

ABOUT CONSTELLATION BRANDS

Constellation Brands (NYSE: STZ and STZ.B), a Fortune 500® company, is a leading international producer and marketer of beer, wine and spirits with operations in the U.S., Mexico, New Zealand, Italy, and Canada. Constellation is the No. 3 beer company in the U.S. with high-end, iconic imported beer brands such as the Corona and Modelo brand families, and Pacifico. Its high-quality wine and spirits brands include the Robert Mondavi and The Prisoner Wine Company brand families, Kim Crawford, Ruffino, Meiomi, and SVEDKA Vodka. The company’s portfolio also includes a collection of highly-rated wine brands such as SIMI and Mount Veeder Winery, spirits brands High West Whiskey and Casa Noble Tequila, as well as new wine innovations such as Cooper & Thief and Spoken Barrel.

Based in Victor, N.Y., the company believes that industry leadership involves a commitment to brand building, our trade partners, the environment, our investors, and to consumers around the world who choose our products when celebrating big moments or enjoying quiet ones. Since its founding in 1945, Constellation’s ability to see, meet, and stay ahead of shifting consumer preferences and trends across total beverage alcohol has fueled our success and made us the No. 1 growth contributor in beverage alcohol in the U.S.

To learn more, follow us on Twitter @cbrands and visit www.cbrands.com.

MEDIA CONTACTS			INVESTOR RELATIONS CONTACTS
Mike McGrew	773-251-4934	michael.mcgrew@cbrands.com	Patty Yahn-Urlaub	585-678-7483	patty.yahn-urlaub@cbrands.com
Amy Martin	585-678-7141	amy.martin@cbrands.com	Bob Czudak	585-678-7170	bob.czudak@cbrands.com
			Tom Conaway	585-678-7503	thomas.conaway@cbrands.com

Constellation Brands, Inc. Q1 FY2020 Earnings Release	4

SUPPLEMENTAL INFORMATION
Reported basis (“reported”) are amounts as reported under generally accepted accounting principles. Comparable basis (“comparable”) are amounts which exclude items that affect comparability (“comparable adjustments”), as they are not reflective of core operations of the segments. The company’s measure of segment profitability excludes comparable adjustments, which is consistent with the measure used by management to evaluate results. The company discusses various non-GAAP measures in this news release. Financial statements, as well as supplemental schedules and tables reconciling non-GAAP measures, together with definitions of these measures and the reasons management uses these measures, are included in this news release.

FORWARD-LOOKING STATEMENTS
The statements made under the heading Outlook, and all statements other than statements of historical fact set forth in this news release regarding Constellation Brands’ business strategy, future operations, future financial position, expected effective tax rates and anticipated tax liabilities, estimated revenues, projected costs, expected net sales and operating income, estimated diluted EPS, expected cash flow, future payments of dividends, prospects, plans and objectives of management, and manner and timing of share repurchases pursuant to the share repurchase authorization, as well as information concerning expected actions of third parties, are forward-looking statements (collectively, the “Projections”) that involve risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by the Projections.
During the current quarter, Constellation Brands may reiterate the Projections. Prior to the start of the company’s quiet period, which will begin at the close of business on August 30, 2019, the public can continue to rely on the Projections as still being Constellation Brands’ current expectations on the matters covered, unless the company publishes a notice stating otherwise. During Constellation Brands’ “quiet period,” the Projections should not be considered to constitute the company’s expectations and should be considered historical, speaking as of prior to the quiet period only and not subject to update by the company.
The Projections are based on management’s current expectations and, unless otherwise noted, do not take into account the impact of any future acquisition, merger, or any other business combination, divestiture, restructuring, or other strategic business realignments, financing or share repurchase that may be completed after the date of this release. The Projections should not be construed in any manner as a guarantee that such results will in fact occur. The pending Wine and Spirits Transaction is subject to the satisfaction of certain closing conditions, including, but not limited to, receipt of required regulatory approvals. There can be no assurance the Wine and Spirits Transaction will occur or will occur on the terms or timetable contemplated hereby.
In addition to the risks and uncertainties of ordinary business operations, the Projections of the company contained in this news release are subject to a number of risks and uncertainties, including:

•	completion of the pending Wine and Spirits Transaction;

•
impact of the pending Wine and Spirits Transaction, use of expected proceeds from the pending Wine and Spirits Transaction, amount of stranded costs, and amount and timing of cost reductions may vary from management’s current expectations;

•	beer operations expansion, construction, and optimization activities, and costs and timing associated with these activities, may vary from management’s current estimates;

•	accuracy of supply projections, including those relating to beer operations expansion activities and glass sourcing;

•	operating cash flow, free cash flow, effective tax rate, and capital expenditures to support long-term growth may vary from management’s current estimates;

•	accuracy of projections associated with market opportunities and with previously announced acquisitions, investments, and divestitures;

•	accuracy of projections relating to the Canopy investment may vary from management’s current expectations;

•	exact duration of the share repurchase implementation and the amount, timing, and source of funds for any share repurchases;

•	amount and timing of future dividends are subject to the determination and discretion of the board of directors;

•	raw material and water supply, production or shipment difficulties could adversely affect the company’s ability to supply its customers;

•
general economic, geo-political, domestic, international and regulatory conditions, instability in world financial markets, unanticipated environmental liabilities and costs, or enhanced competitive activities;

•
changes to international trade agreements and tariffs, accounting standards, elections or assertions, tax laws or other governmental rules and regulations, and other factors which could impact the company’s reported financial position, results of operations, or effective tax rate, and accuracy of any associated projections;

•	changes in interest rates and the inherent unpredictability of currency fluctuations, commodity prices, and raw material costs; and

•
other factors and uncertainties disclosed in the company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended February 28, 2019, which could cause actual future performance to differ from current expectations.

Constellation Brands, Inc. Q1 FY2020 Earnings Release	5

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (in millions) (unaudited)

	May 31, 2019	February 28, 2019
ASSETS
Current assets:
Cash and cash equivalents	$98.7	$93.6
Accounts receivable	788.3	846.9
Inventories	1,494.1	2,130.4
Prepaid expenses and other	530.9	613.1
Assets held for sale - current	668.9	—
Total current assets	3,580.9	3,684.0
Property, plant, and equipment	5,118.0	5,267.3
Goodwill	7,756.0	8,088.8
Intangible assets	2,847.5	3,198.1
Equity method investments	3,430.4	3,465.6
Securities measured at fair value	2,409.5	3,234.7
Deferred income taxes	2,203.1	2,183.3
Assets held for sale	925.7	—
Other assets	680.0	109.7
Total assets	$28,951.1	$29,231.5

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Short-term borrowings	$586.4	$791.5
Current maturities of long-term debt	1,065.4	1,065.2
Accounts payable	579.1	616.7
Other accrued expenses and liabilities	708.4	690.4
Total current liabilities	2,939.3	3,163.8
Long-term debt, less current maturities	11,745.8	11,759.8
Deferred income taxes and other liabilities	1,777.8	1,470.7
Total liabilities	16,462.9	16,394.3
CBI stockholders’ equity	12,174.6	12,551.0
Noncontrolling interests	313.6	286.2
Total stockholders’ equity	12,488.2	12,837.2
Total liabilities and stockholders’ equity	$28,951.1	$29,231.5

Constellation Brands, Inc. Q1 FY2020 Earnings Release	6

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (in millions, except per share data) (unaudited)

	Three Months Ended
	May 31, 2019	May 31, 2018
Sales	$2,282.5	$2,230.0
Excise taxes	(185.3)	(182.9)
Net sales	2,097.2	2,047.1
Cost of product sold	(1,068.5)	(998.5)
Gross profit	1,028.7	1,048.6
Selling, general, and administrative expenses	(406.0)	(423.2)
Operating income (loss)	622.7	625.4
Income (loss) from unconsolidated investments	(930.6)	364.4
Interest expense	(114.6)	(87.8)
Income (loss) before income taxes	(422.5)	902.0
(Provision for) benefit from income taxes	185.4	(155.7)
Net income (loss)	(237.1)	746.3
Net income (loss) attributable to noncontrolling interests	(8.3)	(2.5)
Net income (loss) attributable to CBI	$(245.4)	$743.8

Net income (loss) per common share attributable to CBI:
Basic – Class A Common Stock	$(1.30)	$3.93
Basic – Class B Convertible Common Stock	$(1.19)	$3.57

Diluted – Class A Common Stock	$(1.30)	$3.77
Diluted – Class B Convertible Common Stock	$(1.19)	$3.48

Weighted average common shares outstanding:
Basic – Class A Common Stock	168.118	168.063
Basic – Class B Convertible Common Stock	23.317	23.326

Diluted – Class A Common Stock	168.118	197.060
Diluted – Class B Convertible Common Stock	23.317	23.326

Cash dividends declared per common share:
Class A Common Stock	$0.75	$0.74
Class B Convertible Common Stock	$0.68	$0.67

Constellation Brands, Inc. Q1 FY2020 Earnings Release	7

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions) (unaudited)

	Three Months Ended
	May 31, 2019	May 31, 2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(237.1)	$746.3
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Unrealized net (gain) loss on securities measured at fair value	827.5	(258.3)
Equity in (earnings) losses of equity method investees, net of distributed (earnings) losses	91.1	(4.7)
Depreciation	86.6	84.2
Stock-based compensation	15.5	17.3
Net gain (loss) on sale of unconsolidated investment	0.1	(101.4)
Deferred tax provision (benefit)	(245.4)	116.2
Change in operating assets and liabilities, net of effects from purchase of business:
Accounts receivable	58.6	(49.3)
Inventories	(20.9)	10.6
Prepaid expenses and other current assets	(8.7)	(54.1)
Accounts payable	(22.3)	14.9
Deferred revenue	53.1	47.3
Other accrued expenses and liabilities	(62.3)	(77.7)
Other	57.3	12.7
Total adjustments	830.2	(242.3)
Net cash provided by (used in) operating activities	593.1	504.0

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant, and equipment	(155.7)	(168.2)
Purchase of business, net of cash acquired	(36.2)	(0.8)
Investments in equity method investees	(20.0)	(1.5)
Proceeds from (payments related to) sale of unconsolidated investment	—	110.2
Other investing activities	(1.6)	6.8
Net cash provided by (used in) investing activities	(213.5)	(53.5)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from (repayments of) short-term borrowings	(205.0)	(77.5)
Dividends paid	(143.0)	(140.5)
Principal payments of long-term debt	(22.9)	(5.9)
Payments of minimum tax withholdings on stock-based payment awards	(13.9)	(12.9)
Proceeds from shares issued under equity compensation plans	10.4	7.6
Purchases of treasury stock	—	(100.0)
Net cash provided by (used in) financing activities	(374.4)	(329.2)

Effect of exchange rate changes on cash and cash equivalents	(0.1)	(1.6)

Net increase (decrease) in cash and cash equivalents	5.1	119.7
Cash and cash equivalents, beginning of period	93.6	90.3
Cash and cash equivalents, end of period	$98.7	$210.0

Constellation Brands, Inc. Q1 FY2020 Earnings Release	8

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES SUMMARIZED SEGMENT AND INCOME (LOSS) FROM UNCONSOLIDATED INVESTMENTS INFORMATION (in millions) (unaudited)

	Three Months Ended
	May 31, 2019	May 31, 2018	Percent Change
Beer
Segment net sales	$1,477.4	$1,375.1	7%
Segment gross profit	$819.5	$749.4	9%
% Net sales	55.5%	54.5%
Segment operating income (loss)	$580.6	$520.0	12%
% Net sales	39.3%	37.8%

Wine and Spirits
Wine net sales	$535.0	$591.8	(10%)
Spirits net sales	84.8	80.2	6%
Segment net sales	$619.8	$672.0	(8%)
Segment gross profit	$271.7	$290.8	(7%)
% Net sales	43.8%	43.3%
Segment operating income (loss)	$160.8	$167.8	(4%)
% Net sales	25.9%	25.0%
Segment income (loss) from unconsolidated investments	$4.0	$4.8	(17%)

Corporate Operations and Other
Segment operating income (loss)	$(43.7)	$(50.2)	(13%)
Segment income (loss) from unconsolidated investments	$(1.1)	$(0.1)	NM

Canopy equity losses (1)	$(54.4)	NA

Consolidated operating income (loss)	$622.7	$625.4
Comparable Adjustments	75.0	12.2
Comparable operating income (loss)	$697.7	$637.6

Consolidated income (loss) from unconsolidated investments	$(930.6)	$364.4
Comparable Adjustments	879.1	(359.7)
Comparable income (loss) from unconsolidated investments	$(51.5)	$4.7

Consolidated EBIT	$646.2	$642.3

(1)
Beginning March 1, 2019, we have changed our internal management financial reporting to include Canopy as a segment. We recognize equity in earnings (losses) from Canopy’s results on a two-month lag. Accordingly, we recognized our share of Canopy’s results of operations for the period January 1, 2019, through March 31, 2019, in our consolidated results for the three months ended May 31, 2019. The summarized financial information below represents 100% of Canopy’s reported results, prepared in accordance generally accepted accounting principles in the U.S. (“GAAP”), and converted from Canadian dollars to U.S. dollars using the weighted average exchange rate for January 1, 2019, through March 31, 2019.

		Three Months Ended
		May 31, 2019	May 31, 2018
	Net sales	$70.7	NA
	Gross profit	$11.3	NA
	% Net sales	16.0%	NA
	Operating income (loss)	$(170.0)	NA
	% Net sales	NM	NA
NM=Not Meaningful

Constellation Brands, Inc. Q1 FY2020 Earnings Release	9

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
SUPPLEMENTAL SHIPMENT AND DEPLETION INFORMATION
(unaudited)

	Three Months Ended
	May 31, 2019	May 31, 2018	Percent Change
Beer
(in millions, branded product, 24-pack, 12-ounce case equivalents)
Shipment volume	82.1	77.9	5.4%

Depletion volume (1)			6.6%

Wine and Spirits
(in millions, branded product, 9-liter case equivalents)
Shipment volume	12.4	13.5	(8.1%)
U.S. Domestic shipment volume	11.3	12.5	(9.6%)
U.S. Domestic Power Brands shipment volume (2)	4.5	5.3	(15.1%)

U.S. Domestic depletion volume (1)			(0.7%)
U.S. Domestic Power Brands depletion volume (1) (2)			4.2%

(1)	Depletions represent distributor shipments of our respective branded products to retail customers, based on third-party data.
(2)	U.S. Domestic Power Brands include the following brands and/or portfolio of brands:
	Wine Brands			Wine Portfolio of Brands	Spirits Brands
	● 7 Moons	● Cuvée Sauvage	● Nobilo	● Charles Smith	● Casa Noble
	● Auros	● Drylands	● Ruffino	● Prisoner	● High West
	● Champagne Palmer & Co	● Kim Crawford	● SIMI	● Robert Mondavi	● Mi CAMPO
	● Cooper & Thief	● Meiomi	● Spoken Barrel	● Schrader	● SVEDKA
	● Crafters Union	● Mount Veeder			● The Real McCoy

Constellation Brands, Inc. Q1 FY2020 Earnings Release	10

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions, except per share data)
(unaudited)

We report our financial results in accordance with GAAP. However, non-GAAP financial measures, as defined in the reconciliation tables below, are provided because we use this information in evaluating the results of our core operations and/or internal goal setting. In addition, we believe this information provides investors valuable insight on underlying business trends and results in order to evaluate year-over-year financial performance. See the tables below for supplemental financial data and corresponding reconciliations of these non-GAAP financial measures to GAAP financial measures for the periods presented. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported results prepared in accordance with GAAP. Please refer to our website at http://www.cbrands.com/investors/reporting for a more detailed description and further discussion of these non-GAAP financial measures.

	Three Months Ended May 31, 2019			Three Months Ended May 31, 2018			Percent Change - Reported Basis (GAAP)	Percent Change - Comparable Basis (Non-GAAP)
	Reported Basis (GAAP)	Comparable Adjustments	Comparable Basis (Non-GAAP)	Reported Basis (GAAP)	Comparable Adjustments	Comparable Basis (Non-GAAP)
Net sales	$2,097.2		$2,097.2	$2,047.1		$2,047.1	2%	2%
Cost of product sold	(1,068.5)	$62.5		(998.5)	$(8.4)
Gross profit	1,028.7	62.5	$1,091.2	1,048.6	(8.4)	$1,040.2	(2%)	5%
Selling, general, and administrative expenses	(406.0)	12.5		(423.2)	20.6
Operating income (loss)	622.7	75.0	$697.7	625.4	12.2	$637.6	—%	9%
Income (loss) from unconsolidated investments	(930.6)	879.1		364.4	(359.7)
EBIT			$646.2			$642.3	NA	1%
Interest expense	(114.6)			(87.8)
Income (loss) before income taxes	(422.5)	954.1	$531.6	902.0	(347.5)	$554.5	(147%)	(4%)
(Provision for) benefit from income taxes (1)	185.4	(278.9)		(155.7)	37.0
Net income (loss)	(237.1)	675.2		746.3	(310.5)
Net income (loss) attributable to noncontrolling interests	(8.3)			(2.5)
Net income (loss) attributable to CBI	$(245.4)	$675.2	$429.8	$743.8	$(310.5)	$433.3	(133%)	(1%)

EPS (2)	$(1.30)	$3.46	$2.21	$3.77	$(1.58)	$2.20	(134%)	—%

Weighted average common shares outstanding – diluted (3)	168.118	26.750	194.868	197.060		197.060

Gross margin	49.1%		52.0%	51.2%		50.8%
Operating margin	29.7%		33.3%	30.6%		31.1%
Effective tax rate	43.9%		17.6%	17.3%		21.4%

Constellation Brands, Inc. Q1 FY2020 Earnings Release	11

	Three Months Ended May 31, 2019				Three Months Ended May 31, 2018
Comparable Adjustments	Acquisitions, Divestitures, and Related Costs (4)	Restructuring and Other Strategic Business Development Costs (5)	Other (6)	Total	Acquisitions, Divestitures, and Related Costs (4)	Restructuring and Other Strategic Business Development Costs (5)	Other (6)	Total
Cost of product sold	$(0.4)	$(48.0)	$(14.1)	$(62.5)	$(0.6)	$(3.4)	$12.4	$8.4
Selling, general, and administrative expenses	$9.2	$(23.6)	$1.9	$(12.5)	$—	$(4.3)	$(16.3)	$(20.6)
Operating income (loss)	$8.8	$(71.6)	$(12.2)	$(75.0)	$(0.6)	$(7.7)	$(3.9)	$(12.2)
Income (loss) from unconsolidated investments	$(9.3)	$—	$(869.8)	$(879.1)	$101.4	$—	$258.3	$359.7
(Provision for) benefit from income taxes (1)	$54.2	$17.4	$207.3	$278.9	$(1.7)	$1.9	$(37.2)	$(37.0)
Net income (loss) attributable to CBI	$53.7	$(54.2)	$(674.7)	$(675.2)	$99.1	$(5.8)	$217.2	$310.5

EPS (2)	$0.28	$(0.28)	$(3.46)	$(3.46)	$0.50	$(0.03)	$1.10	$1.58

(1)
The effective tax rate applied to each Comparable Adjustment amount is generally based upon the jurisdiction in which the Comparable Adjustment was recognized. Additionally, for the three months ended May 31, 2019, the (provision for) benefit from income taxes includes a benefit recognized for the reversal of a valuation allowance for capital loss carryforwards as a result of classifying assets held for sale in connection with the definitive agreement to sell a portion of the wine and spirits business to E. & J. Gallo Winery (the “Wine and Spirits Transaction”).

(2)
May not sum due to rounding as each item is computed independently. For the three months ended May 31, 2019, the comparable adjustments and comparable basis diluted net income per share are calculated on a fully dilutive basis. (3)

(3)
We have excluded 23,316,600 of Class B Convertible Common Stock and 3,433,414 of shares issuable under the assumed exercise of stock options using the treasury stock method from the calculation of reported basis diluted net loss per share for the three months ended May 31, 2019, as the effect of including these would have been anti-dilutive.

(4)
For the three months ended May 31, 2019, acquisitions, divestitures, and related costs consist primarily of a net income tax benefit recognized for the reversal of a valuation allowance and a gain related to the remeasurement of our previously held equity interest in Nelson’s Green Brier Distillery business (“Nelson’s Green Brier”) to the acquisition-date fair value. For the three months ended May 31, 2018, acquisitions, divestitures, and related costs consist primarily of a net gain recognized in connection with the sale of our remaining interest in our previously-owned Australian and European business (the “Accolade Wine Investment”).

(5)
For the three months ended May 31, 2019, and May 31, 2018, restructuring and other strategic business development costs consist primarily of costs recognized in connection with the development of a program specifically intended to identify opportunities for further streamlining of processes and improving capabilities, linking strategy with execution, prioritizing resources, and enabling a new enterprise resource planning system. For the three months ended May 31, 2019, restructuring and other strategic business development costs also consist of costs to optimize our portfolio, gain efficiencies, and reduce our cost structure primarily within the wine and spirits segment.

(6)
For the three months ended May 31, 2019, other consists primarily of an unrealized net loss from the mark to fair value of our investments in Canopy Growth Corporation (“Canopy”) and costs associated with Canopy equity losses. For the three months ended May 31, 2018, other consists primarily of an unrealized net gain from the mark to fair value of our investments in Canopy and a net gain from the mark to fair value of undesignated commodity derivative contracts, partially offset by a prior period adjustment for deferred compensation related to certain employment agreements.

Constellation Brands, Inc. Q1 FY2020 Earnings Release	12

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in millions, except per share data)
(unaudited)

Canopy Equity Losses and Related Activities (“Canopy EIE”)
Canopy EIE non-GAAP financial measures are provided because management uses this information to monitor our investment in Canopy. In addition, we believe this information provides investors valuable insight on underlying business trends and results in order to evaluate year-over-year financial performance.

	Three Months Ended May 31, 2019	Year Ended February 28, 2019
Equity losses and related activities- reported basis, Canopy EIE (GAAP) (1)	$(106.0)	$(2.6)
Comparable Adjustments (2)	51.6	(13.9)
Equity losses and related activities - comparable basis, Canopy EIE (Non-GAAP)	(54.4)	(16.5)
Benefit from income taxes (2)	15.6	3.9
Net income attributable to CBI - comparable basis, Canopy EIE (Non-GAAP)	$(38.8)	$(12.6)

	Three Months Ended May 31, 2019	Year Ended February 28, 2019
EPS - reported basis, Canopy EIE (GAAP)	$(0.42)	$(0.01)
Comparable Adjustments - Canopy EIE (Non-GAAP)	0.20	(0.05)
EPS - comparable basis, Canopy EIE (Non-GAAP) (3)	$(0.20)	$(0.06)

Three Months Ended May 31, 2019
EBIT - comparable basis (Non-GAAP) (4)	$646.2
Equity losses and related activities - comparable basis, Canopy EIE (Non-GAAP)	(54.4)
EBIT - comparable basis, excluding Canopy EIE (Non-GAAP)	$700.6

Three Months Ended May 31, 2019
EPS - comparable basis (Non-GAAP) (4)	$2.21
EPS - comparable basis, Canopy EIE (Non-GAAP)	(0.20)
EPS - comparable basis, excluding Canopy EIE (Non-GAAP) (3)	$2.40

EPS Guidance	Range for the Year Ending February 29, 2020
Forecasted EPS - reported basis (GAAP)	$4.95	$5.25
Acquisitions, divestitures, and related costs (5)	(0.27)	(0.27)
Restructuring and other strategic business development costs (6)	0.30	0.30
Other (7)	3.47	3.47
Comparable basis, Canopy EIE	0.20	0.20
Forecasted EPS - comparable basis (Non-GAAP) (3)	$8.65	$8.95

Actual for the Year Ended February 28, 2019
EPS - reported basis (GAAP)	$17.57
Acquisitions, divestitures, and related costs (5)	(0.44)
Restructuring and other strategic business development costs (6)	0.10
Other (7)	(7.95)
EPS - comparable basis (Non-GAAP) (3)	9.28
EPS - comparable basis, Canopy EIE (Non-GAAP)	(0.06)
EPS - comparable basis, excluding Canopy EIE (Non-GAAP) (3)	$9.34

Constellation Brands, Inc. Q1 FY2020 Earnings Release	13

(1)	Equity earnings (losses) and related activities are included in income (loss) from unconsolidated investments.
(2)
The Comparable Adjustment effective tax rate applied to each Comparable Adjustment amount is generally based upon the jurisdiction in which the adjustment was recognized.The benefit from income taxes effective tax rate applied to our equity in earnings (losses) of Canopy is generally based on the tax rates of the legal entities that hold our investment.

(3)	May not sum due to rounding as each item is computed independently.
(4)	See reconciliation of the applicable non-GAAP financial measures for the three months ended May 31, 2019, on page 11.
(5)	Acquisitions, divestitures, and related costs include: (3)	Estimated for the Year Ending February 29, 2020	Actual for the Year Ended February 28, 2019
	Net income tax benefit recognized for the reversal of a valuation allowance	$(0.28)	$—
	Gain on the remeasurement of our investment in Nelson’s Green Brier	$(0.05)	$—
	Net (gain) loss on sale of Accolade Wine Investment	$—	$(0.50)
	Net (gain) loss on interest rate swap contracts associated with debt financing of investment	$—	$(0.13)
	(Gain) loss on sale of certain assets	$—	$(0.06)
	Net (gain) loss on foreign currency derivative contracts associated with investment	$—	$0.13
	Bridge commitment fees associated with debt financing of investment	$—	$0.06
	Transaction, integration, and other acquisition-related costs in connection with:
	Investments in Canopy	$0.04	$0.05
	The Wine and Spirits Transaction	$0.01	$—
	Schrader Cellars wine acquisition	$—	$0.01
	October 2016 Wine and Spirits Acquisitions	$—	$0.01
(6)
For the years ended February 29, 2020, and February 28, 2019, restructuring and other strategic business development costs consist primarily of costs recognized in connection with the development of a program specifically intended to identify opportunities for further streamlining of processes and improving capabilities, linking strategy with execution, prioritizing resources, and enabling a new enterprise resource planning system. For the year ended February 29, 2020, restructuring and other strategic business development costs also consist of costs to gain efficiencies and reduce our cost structure in connection with a program intended to optimize the wine and spirits segment.

(7)	Other includes: (3)	Estimated for the Year Ending February 29, 2020	Actual for the Year Ended February 28, 2019
	Unrealized net (gain) loss from mark to fair value of investments in Canopy	$3.25	$(7.99)
	Canopy comparable adjustments	$0.17	$(0.03)
	Net (gain) loss from mark to fair value of undesignated commodity derivative contracts	$0.05	$0.03
	Net income tax benefit recognized for the reversal of a valuation allowance	$—	$(0.26)
	Net income tax benefit recognized in connection with the TCJ Act	$—	$(0.19)
	Unconsolidated investments, other	$—	$(0.04)
	Impairment of certain Ballast Point intangible assets	$—	$0.41
	Prior period adjustment for deferred compensation related to certain employment contracts	$—	$0.08
	Adverse supply contracts	$—	$0.02
	Loss on extinguishment of debt	$—	$0.01
	Loss on write-down of certain bulk wine inventory as a result of smoke damage sustained during wildfires in California	$—	$0.01

Free Cash Flow Guidance
Free cash flow, as defined in the reconciliation below, is considered a liquidity measure and is considered to provide useful information to investors about the amount of cash generated, which can then be used, after required debt service and dividend payments, for other general corporate purposes. A limitation of free cash flow is that it does not represent the total increase or decrease in the cash balance for the period. Free cash flow should be considered in addition to, not as a substitute for, or superior to, cash flow from operating activities prepared in accordance with GAAP.

	Range for the Year Ending February 29, 2020
Net cash provided by operating activities (GAAP)	$2,000.0	$2,200.0
Purchases of property, plant, and equipment	(800.0)	(900.0)
Free cash flow (Non-GAAP)	$1,200.0	$1,300.0

	Actual for the Three Months Ended May 31, 2019	Actual for the Three Months Ended May 31, 2018
Net cash provided by operating activities (GAAP)	$593.1	$504.0
Purchases of property, plant, and equipment	(155.7)	(168.2)
Free cash flow (Non-GAAP)	$437.4	$335.8

Constellation Brands, Inc. Q1 FY2020 Earnings Release	14